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                                                                 EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-52411 of First National Bank Corp. on Form S-8 and in Registration Statement No. 33-24059 of First National Bank Corp. on Form S-3 of our report dated December 16, 1994 appearing in this Annual Report on Form 11-K of the Employees' Salary Reduction Plan of the First National Bank in Macomb County for the year ended June 30, 1994.


/s/ Deloitte & Touche LLP
- -------------------------
Deloitte & Touche LLP
Detroit, Michigan

December 22, 1994